Exhibit 10.75

FIRST AMENDMENT TO TAX SHARING AGREEMENT

This First Amendment to Tax Sharing Agreement (this “Amendment”), effective as of February 1, 2015 (“Amendment Effective Date”), is by and between Think Finance, Inc., a Delaware corporation (“Think Finance”) and Elevate Credit, Inc., a Delaware corporation (“Elevate” and, together with Think Finance, the “Parties”).

Recitals

A. Whereas, Think Finance and Elevate entered into that certain Tax Sharing Agreement, dated as of May 1, 2014 (“Original Agreement”), pursuant to which the Parties set forth their rights and obligations with respect to handling and allocating Taxes due for periods before and after the Distribution Date.

B. Whereas, the Parties mutually wish to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

Agreement

1. Definitions. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Original Agreement. The Agreement shall mean the Original Agreement as amended by this Amendment.

2. Covenant to Share Certain Information. Article III of the Original Agreement is hereby amended to add a new Section 3.2 which shall provide, in its entirety, as follows:

“3.2 Information Regarding the Exercise of Certain Nonstatutory Stock Options. The Parties hereby acknowledge that prior to the Distribution Date, certain individuals received nonstatutory stock options as compensation for services provided to Think Finance. Certain such nonstatutory stock options, if and when exercised, will give individuals employed by one Party after the Distribution Date (the “Employer Party”) the right to acquire stock of the other Party (the “Issuing Party”) pursuant to the terms and conditions of the applicable option agreements. The Parties hereby agree to cooperate together to identify those employees who hold such nonstatutory stock options and in the event of an exercise of such nonstatutory stock options the Issuing Party shall provide the Employer Party with all available information reasonably necessary to enable the Employer Party to comply with the applicable tax reporting and withholding requirements arising in connection with the exercise of any such options.”

3. Confirmation; Entire Agreement. Except as specifically amended by this Amendment, all provisions of the Original Agreement remain in full force and effect as provided therein. The Original Agreement, as amended by this Amendment, may not be amended or modified except by a written instrument duly executed by both parties.

4. Signatures. This Amendment may be signed in multiple counterparts, each of which shall be considered originals and all of which shall be considered one and the same instrument. Signatures received by facsimile, PDF or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, duly authorized representatives of each party have executed this Amendment as of the Amendment Date.

THINK FINANCE, INC.		ELEVATE CREDIT, INC.

By:		By:

	Nina Vitagliano, CFO		Chris Lutes, CFO